UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2026

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Baytech Drive
San Jose, California 95134
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders (the “Annual Meeting”) of PROCEPT BioRobotics Corporation (the “Company”) was held on June 9, 2026.
All of the nominees for director listed in Proposal 1 in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”), were elected to serve on the Company’s board of directors until the Company’s 2029 annual meeting of stockholders, or until his or her successor is duly elected or appointed, by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Antal Desai	28,444,121	8,511,185	10,418,057
Mary Garrett	29,150,610	7,804,696	10,418,057
Frederic Moll, M.D.	36,455,610	499,696	10,418,057

Proposal 2 in the Proxy Statement, a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, was approved by the following vote:

Votes For	Votes Withheld	Abstentions
47,328,539	21,691	23,133

Proposal 3 in the Proxy Statement, a proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, was approved by the following vote:

Votes For	Votes Withheld	Abstentions	Broker Non-Votes
26,984,867	9,924,704	45,735	10,418,057

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

Date: June 10, 2026	By:	/s/ Alaleh Nouri
Alaleh Nouri
EVP, Chief Legal Officer and Secretary